SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A
                                (Amendment No. 2)

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): FEBRUARY 7, 2003

                                  MEDICOR LTD.

            (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE

                 (State or other Jurisdiction of Incorporation)

                333-64420                               14-1871462
           (Commission File No.)              (IRS Employer identification No.)



                         4560 S. Decatur Blvd., Ste. 300
                             Las Vegas, Nevada 89103
              (Address of principal executive offices and Zip Code)

      Registrant's telephone number, including area code: (702) 932-4560


                                 Scientio, Inc.
                                P.O. Box 94007
                           Belle Harbor, NY 11694-0007
                            (Former name and address)

This Form 8-K/A is being filed to amend the Form 8-K filed by MediCor Ltd., a Delaware corporation formerly known as Scientio, Inc., on February 24, 2003 to update and supplement Item 4 thereof reflecting the retention of MediCor's certifying accountant and the termination of the Registrant's former certifying accountant resulting from the merger accounted for as a reverse acquisition as reported in the Form 8-K.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

As previously reported in this Current Report on Form 8-K, pursuant to the merger effected under the merger agreement dated as of February 7, 2003, MediCor, with its board's approval, re-engaged Greenberg & Company LLC as MediCor's independent accountants following the merger. Deloitte & Touche LLP audited the financial statements of International Integrated Incorporated prior to the merger. The merger was accounted for as a reverse acquisition. Deloitte & Touche LLP is not providing audit services to MediCor or International Integrated Incorporated following the merger and the auditor-client relationship between the entities and Deloitte & Touche LLP formally ceased on May 29, 2003, following Deloitte & Touche's issuance of its report on International Integrated Incorporated's financial statements contained in Amendment No. 1 to this Current Report on Form 8-K. Deloitte & Touche's report on the financial statements for neither of the prior two fiscal years contained an adverse opinion or disclaimer of opinion or was modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA STATEMENTS AND EXHIBITS

            (c)   Exhibits.

                  Exhibit Number    Description
                  --------------    -----------

                  Exhibit 16.1      Letter from Deloitte & Touche  LLP


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2003

                                    MEDICOR LTD.,
                                    a Delaware corporation

                                    By:  /s/ Jim J. McGhan
                                         _________________________
                                          Jim J. McGhan
                                          Chief Operating Officer

                                  EXHIBIT INDEX

EXHIBIT            DESCRIPTION
NUMBER             -----------
------

Exhibit 16.1    Letter  from  Deloitte & Touche LLP